                                                        Registration No. 333____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            Colgate-Palmolive Company
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                               13-1815595
        (State or Other Jurisdiction          (IRS Employer Identification No.)
      of Incorporation or Organization)

       300 Park Avenue, New York, N.Y.                     10022
  (Address of Principal Executive Offices)              (Zip Code)


                               -------------------



                            COLGATE-PALMOLIVE COMPANY
                             1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                    ANDREW D. HENDRY, Senior Vice President,
                          General Counsel and Secretary
                            Colgate-Palmolive Company
                                 300 Park Avenue
                               New York, NY 10022
                     (Name and Address of Agent for Service)
                                  212-310-2239
          (Telephone Number, Including Area Code, of Agent For Service)



                         CALCULATION OF REGISTRATION FEE

======================================== ================= ==================== ==================== ==============
                                                                 Proposed             Proposed
         Title of Securities to               Amount             Maximum               Maximum         Amount of
         be Registered                        To be          Offering Price           Aggregate       Registration
                                            Registered         Per Share (1)      Offering Price           Fee
---------------------------------------- ----------------- -------------------- -------------------- --------------
Common Stock, Par Value $1
Per Share.............................   37,000,000 shs        $49.8124           $1,843,058,800       $460,765
======================================== ================= ==================== ==================== ==============

     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based on the weighted average of the exercise prices of the options to purchase Common Stock.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Certain Documents by Reference

         The following documents filed by the Company with the Commission under the Securities and Exchange Act of 1934 are incorporated in this registration statement by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

         (3) The description of the Company's Common Stock contained in the Company's Current Report on Form 8-K dated October 17, 1991 (Commission File Number 1-644-2).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this registration statement.

Item 5.  Interests of Named Experts and Counsel

         The legality of the shares of the Company's Common Stock offered hereby has been passed upon by Andrew D. Hendry, Senior Vice President, General Counsel and Secretary of the Company. As of September 30, 2001, Mr. Hendry held 172,805 shares of Common Stock of the Company (either directly or held by the Savings and Investment Plan trustee), 19,002 restricted shares of Common Stock of the Company, 368,887 options to purchase shares of Common Stock of the Company, and 1,565 shares of Series B Convertible Preferred Stock of the Company (held by the Savings and Investment Plan trustee).

Item 6.  Indemnification of Directors and Officers

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Tenth of the Restated Certificate of Incorporation of the Company, as amended, eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors, officers and other employees of the Company to the fullest extent permitted by the GCL. The Company has also executed indemnification agreements with the directors, officers and certain other employees of the Company. Such indemnification agreements contain provisions which purport to provide indemnification, where not limited by applicable law, for amounts paid by such individuals in settlement of shareholder derivative actions. Additionally, the Company maintains customary directors' and officers' liability insurance.



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Item 8.  Exhibits

         The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission


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

such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 26th day of October, 2001.


                                            COLGATE-PALMOLIVE COMPANY
                                                 (The Registrant)


                                       By:   /s/     Reuben Mark
                                          --------------------------------------
                                       Reuben Mark, Chairman of the Board and
                                       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                     Signature                                          Title                               Date
                     ---------                                          -----                               ----
Principal Executive Officer and Director:

         /s/      Reuben Mark                         Chairman of the Board, Chief Executive        October 26, 2001
--------------------------------------------          Officer and Director
                  Reuben Mark

Principal Financial Officer:

     /s/   Stephen C. Patrick                         Chief Financial Officer                       October 26, 2001
--------------------------------------------
           Stephen C. Patrick

Principal Accounting Officer:

     /s/   Dennis J. Hickey                           Vice President and Corporate Controller       October 26, 2001
--------------------------------------------
           Dennis J. Hickey

Directors:

Jill K. Conway*                                                                                     October 26, 2001
Ronald E. Ferguson*
Ellen M. Hancock*
David W. Johnson*
Richard J. Kogan*
Howard B. Wentz, Jr.*

*By:  /s/  Andrew D. Hendry
    ----------------------------------------
           Andrew D. Hendry
           Attorney-in-Fact

                              Index to Exhibits

5 Opinion of Andrew D. Hendry, Senior Vice President, General Counsel and Secretary of the Company.

23(a) Consent of Andrew D. Hendry, Senior Vice President, General Counsel and Secretary of the Company (included in Exhibit 5).

23(b) Consent of Arthur Andersen LLP, independent public accountants for the Company.

24        Powers of Attorney.






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